UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  September 3, 2024
INSIGHT ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)
_____________________________

Delaware		0-25092	86-0766246
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

2701 East Insight Way,
Chandler,	Arizona		85286
(Address of principal executive offices)			(Zip Code)
Registrant's telephone number, including area code:
(480) 333-3000
Not Applicable
(Former name or former address, if changed since last report)
_____________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01	NSIT	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Janet Foutty and Thomas Reichert to the Board of Directors

On August 30, 2024 the Board of Directors of Insight Enterprises, Inc. (the “Company”) voted to increase the size of the Company’s Board of Directors from 10 to 12 members and elect Janet Foutty and Thomas Reichert as members of the Company’s Board of Directors, each to serve until the Company’s 2025 Annual Meeting of Stockholders and the election and qualification of his or her successor. Ms. Foutty will serve on the Compensation and Nominating and Governance Committees, and Mr. Reichert will serve on the Audit and Nominating and Governance Committees.

Ms. Foutty and Mr. Reichert will receive the same compensation as the other non-employee directors, prorated for the current term, as described under “Director Compensation” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 4, 2024. Ms. Foutty and Mr. Reichert have entered into the Company’s standard director indemnification agreement, whereby the Company agrees to indemnify, defend and hold its directors harmless from and against losses and expenses incurred as a result of their board service, subject to the terms and conditions provided in the agreement.

Neither Ms. Foutty nor Mr. Reichert were selected pursuant to any arrangement or understanding between them and any other person. Ms. Foutty and Mr. Reichert have no family relationships with any of the Company’s directors or executive officers. Ms. Fouty and Mr. Reichert have no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of James Morgado to Chief Financial Officer

Consistent with the Report on Form 8-K filed on May 2, 2024, Glynis Bryan, the Company’s Chief Financial Officer, intends to retire as Chief Financial Officer effective December 31, 2024. On September 3, 2024, the Company announced that, effective January 1, 2025, following Ms. Bryan’s retirement, James Morgado will be appointed as the Chief Financial Officer of the Company.

Mr. Morgado, age 51, joined the Company in January 2022 as Senior Vice President and North America CFO of the Company. Prior to joining the Company, from November 2017 to December 2021, Mr. Morgado served as the Vice President of Finance for Synopsys, Inc., and enterprise software engineering company focused on electronic design automation, where he was responsible for Corporate Planning, FP&A, Treasury, Procurement and Supply Chain Finance. Prior to Synopsys, Mr. Morgado worked for Juniper Networks, Inc. in positions of escalating responsibility within Finance. He completed both his undergraduate degree (Business Management) and master’s degree (MBA) at Santa Clara University.

In connection with Mr. Morgado’s appointment as Chief Financial Officer, the Board of Directors approved the terms of his compensation, including annual base salary of $600,000, target annual cash incentive of $600,000 at 100% attainment of objectives, an equity grant valued at $1,150,000 to be awarded in February 2025 consisting of service-based restricted stock unit grants, performance-based RSU grants, and/or performance-based stock unit grants with such terms, performance metrics, and vesting periods as the compensation committee of the Board of Directors shall determine. In addition, under the terms of Mr. Morgado’s employment agreement, he is eligible to receive severance benefits of 100% of his base salary plus annual bonus for the previous year plus a pro-rated portion of the then current year bonus in the event he is terminated by the Company “without cause” or he terminates his employment for “good reason” in each case as defined in the agreement. Mr. Morgado is also eligible to receive 100% of his highest base salary rate plus annual bonus for the previous year plus a pro-rated portion of the then current year bonus in the event within 12 months following a “change in control” as defined in the agreement he is terminated by the Company “without cause” or he terminates his employment for “good reason” in each case as defined in the agreement.

Mr. Morgado was not selected pursuant to any arrangement or understanding between him and any other person. Mr. Morgado has no family relationships with any of the company’s directors or executive officers. There have been no related person transactions between the company and Mr. Morgado reportable under Item 404(a) of regulation S-K.

On August 30, 2024, the Company entered into a new employment agreement with Ms. Bryan pursuant to which, effective January 1, 2025, she will serve as Executive Vice President of the Company having responsibility for such strategic priorities including mergers and acquisitions, operational improvements and financing matters as the CEO shall determine. Throughout the term of her new agreement, Ms. Bryan will receive an annual base salary of $200,000 and will continue to participate in the company’s benefit plans. The descriptions of the terms of the employment agreements are not complete and are qualified in their entirety by reference to the respective agreements, copies of which are filed as exhibits 10.1 and 10.2 to this current report on Form 8-K.
Item 7.01 Regulation FD Disclosure.

The Company issued a press release on September 3, 2024 announcing the election of Ms. Foutty and Mr. Reichert and the appointment of Mr. Morgado. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information presented in Item 7.01 on this Current Report on Form 8-K and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

10.1	Executive Employment Agreement Between Insight Enterprises, Inc. and James Morgado dated as of August 30, 2024

10.2	Executive Employment Agreement Between Insight Enterprises, Inc. and Glynis Bryan dated as of August 30, 2024

99.1	Press Release dated September 3, 2024

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insight Enterprises, Inc.

Date:	September 3, 2024	By:	/s/ Rachael A. Crump
Rachael A. Crump
Chief Accounting Officer